LONE STAR GOLD, INC. PROVIDES GEOLOGICAL & EXPLORATION UPDATE ON MEXICO BASED GOLD PROJECT

ALBUQUERQUE, NEW MEXICO, SEPT 12, 2011 -- Lone Star Gold, Inc. (OTC Bulletin Board: LSTG.OB; "Lone Star" or "the Company") is pleased to provide a geological update on the Company's 70% Working Interest in the ~1,976-acre (~800-hectare) Mexico-based La Candelaria gold-silver project property, located in the northern Mexican state of Chihuahua.

In recent weeks, the Lone Star team has been conducting onsite fieldwork on La Candelaria. The work has vastly increased the Company's geo-chemical and geo-physical knowledge of the entire project, including the additional 400 hectares of concessions added to the project after the original preliminary report was authored in 2009 (i.e., Geological Survey of La Candelaria Property. Luis E. Olvera Rosas, Engineering Geologist, Oct. 2009).

All samples acquired are securely transported through Lone Star's satellite office in the city of Chihuahua to the ALS Chemex Laboratory in Vancouver, B.C., Canada. Over the next few weeks, data from the team's field work will be analyzed, studied and mapped. First phase drilling is also planned for the South East zone of the property with the expectation of drill mobilization onto the property by late September 2011.

Based on the Lone Star team's fieldwork, the La Candelaria area has clearly experienced massive structural upheaval during the oregeny stages, and was severely affected by the last ignimbrite pulse. The Company believes further diagnostic studies may prove the area to be located near a magma chamber or likely a caldera collapse, causing massive structural folds, slab drops, and fractures along the N.W. by S.E. fault. Lone Star also believes the La Candelaria property is probably located in close proximity to the region's upper volcanic system (UVS) and lower volcanic system (LVS) contact zone; many of the area's largest producers have been located along this transition.

Also in line with the Company's mandate of rapidly becoming a mid-tier producer in the short term, Lone Star is continuing negotiations with multiple small producing mining projects in the surrounding Sierra Madre Occidental (SMO) region. The Company believes that by ramping up production from these mines, Lone Star would effectively increase shareholder value while separating itself from the vast number of exploration companies throughout North America.

"Five to ten years ago, everybody wanted a project minimum of 1,000,000 ounces gold equivalent," commented Daniel Ferris, Lone Star Gold's Company President. "But that's changed in the last few years. With prices easily above $1200 for gold and above $30 for silver, these 100,000-ounce equivalent projects make a lot of sense, and can be brought into production for a fraction of the cost of larger projects. And with the growing middle class in India and China, the expectation is that demand for gold and precious metals will stay strong for many years to come."

ADDITIONAL INFORMATION
To learn more about the La Candelaria project, the Company, and regular news updates, visit Lone Star Gold’s official website: http://www.lonestargold.com.

ABOUT LONE STAR: Lone Star Gold, Inc. is a publicly traded (OTCBB: LSTG.OB) gold exploration and development company based in Albuquerque, New Mexico. The Company's aggressive acquisition and exploration approach is strategically focused on proven, stable precious metal regions in America and Mexico. Currently, Lone Star owns concessions covering 800 hectares in the La Candelaria project in Chihuahua, Mexico, which the Company is evaluating to determine the potential sites that represent the best potential for silver and gold deposits.

ON BEHALF OF THE BOARD OF DIRECTORS,

Lone Star Gold, Inc.
Daniel Ferris, Company President

Contact:
Lone Star Gold, Inc.
6565 Americas Parkway NE, Ste 200
Albuquerque, New Mexico
87110
USA

INVESTOR RELATIONS
Toll Free: 1-800-986-9358
E-mail:         ir@lonestargold.com
Web:           www.lonestargold.com

OTCBB: LSTG.OB

This press release contains statements that are forward-looking and which involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in question are based on Lone Star Gold, Inc.'s current expectations and projections about future events, based on information currently available. The forward-looking statements found in this press release may also include statements relating to Lone Star Gold, Inc.'s anticipated financial performance, business prospects, new developments, strategies, and similar matters. Lone Star Gold, Inc. provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release. Lone Star Gold, Inc. disclaims any obligation to update any of its forward-looking statements, except as may be required by law.